INDEPENDENT CONSULTANT AGREEMENT

This Agreement is effective February 27, 2014.

BETWEEN:

BLOX, INC., a corporation incorporated under the laws of the State of Nevada

(the “Company”)

AND:

Robert Abenante, an individual having an address of 600 – 666 Burrard Street, Vancouver, British Columbia V6C 3P6

(the “Consultant”)

WHEREAS:

A.	The Company is engaged in the business of sourcing, developing, and operating various mining projects worldwide with a focus on improving the sustainable qualities of mining operations;

B.	The Consultant has considerable expertise in providing senior advisory services to companies similar to the Company; and

C.	The Company wishes to obtain and the Consultant wish to provide certain consulting services to the Company on the terms and conditions contained in this Agreement.

NOW THEREFORE IN CONSIDERATION of the mutual promises contained in this Agreement, the parties agree as follows:

1.	Services to be Provided

1.1	Effective February 27, 2014 (the “Start Date”), the Consultant will provide services to the Company in the position of Chief Executive Officer (the “CEO”) and will perform the duties normally performed by the chief executive officer of a company (the “Services”).

1.2	The Consultant will provide the Services out of the Company’s offices located in Vancouver, British Columbia.

1.3	The Consultant will report to the board of directors of the Company (the “Board”) and will keep the Company informed of all matters concerning the Services as requested by the Company from time to time.

1.4	The Consultant will perform the Services to the level of competence and skill reasonably expected from persons with skills and experience similar to that of the Consultant.

1.5	During the term of this Agreement, the Consultant will:

(a)	well and faithfully serve the Company and use the Consultant’s best efforts to promote the best interests of the Company;

(b)	devote such working time and attention to the business of the Company as is required to fulfil the Consultant’s role as CEO of the Company; and

(c)	comply with the Company’s policies and procedures, as may be amended from time to time.

1.6	Fiduciary Duty

The Consultant acknowledges that in performing the Services pursuant to this Agreement, the Consultant will occupy a position of high fiduciary trust and confidence and that the Consultant will develop and acquire wide experience and knowledge with respect to all aspects of the manner in which the Company’s business is conducted. Without limiting the generality of the foregoing, the Consultant agrees to observe the highest standards of loyalty, good faith and avoidance of conflicts of duty and self-interest, in performing the Services. It is the intent and agreement of the parties that the Consultant will use such knowledge and experience solely and exclusively in furtherance of the business interests of the Company.

2.	Remuneration

2.1	Fees & Taxes

In consideration of the Consultant performing the Services in accordance with this Agreement, the Company will issue the Consultant such number of securities (the “Securities”) as is equal to:

(a)	9,233,860 shares of common stock of the Company (each, a “Share”) and warrants (the “Warrants”) to purchase an additional 8,000,000 Shares at a price of US$0.05 per share for a period of five years from the Start Date and, concurrently with the execution of this Agreement, the Consultant and Company will enter into an escrow agreement such that these Shares, including any Shares issued pursuant to the Warrants, will be held in escrow with Clark Wilson LLP as escrow agent with 25% released upon the Start Date, 25% released on the date that is six months from the Start Date, 25% released on the date that is 12 months from the Start Date and the remaining 25% released on the date that is 18 months from the Start Date (provided the Consultant maintains the position of CEO or an equivalent position with the Company or an affiliate thereof on a going forward basis and if not, such remaining Shares that are subject to escrow will be returned to treasury for cancellation without consideration in accordance with NRS 78.211); and

(b)	10% of the total number of Shares and securities of the Company that are otherwise exercisable or convertible into Shares that are issued in connection with the acquisition by the Company of Quivira Gold Ltd. from the shareholders thereof (the “Quivira Transaction”) on a fully-diluted basis which issuance will occur on the closing date of the Quivira Transaction (the “Quivira Closing Date”) and the Consultant and the Company will enter into an escrow agreement on or before the Quivira Closing Date such that the Shares, including any Shares issued upon the exercise of other securities, will be held in escrow with Clark Wilson LLP as escrow agent with 25% released upon the Quivira Closing Date, 25% released on the date that is six months from the Quivira Closing Date, 25% released on the date that is 12 months from the Quivira Closing Date and the remaining 25% released on the date that is 18 months from the Quivira Closing Date (provided the Consultant maintains the position of CEO or an equivalent position with the Company or an affiliate thereof on a going forward basis and if not, such remaining Shares that are subject to escrow will be returned to treasury for cancellation without consideration in accordance with NRS 78.211).

2.2	Expenses.

The Company will reimburse the Consultant at the end of each month, for all expenses properly and reasonably incurred by the Consultant for the purpose of performing the Services in accordance with the terms of this Agreement. Such expenses will be reimbursed monthly upon the Consultant providing the Company with an itemized invoice together with original receipts.

2.3	Securities Law

(a)	The issuance of the Securities to the Consultant will be made in reliance on an exemption from the prospectus filing requirements contained in section 2.5 of National Instrument 45-106 and the exemption from the registration requirements contained in Regulation S promulgated under the Securities Act of 1933, as amended (the “1933 Act”). The Company reserves the right to request from the Consultant any additional certificates or representations required to establish an exemption from applicable securities legislation prior to the issuance of any Securities.

(b)	The certificates representing the Securities to be issued to the Consultant will be affixed with the following legends describing such restrictions:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM A JURISDICTION OF CANADA UNLESS THE CONDITIONS OF SECTION 13 OF MULTILATERAL INSTRUMENT 51-105 ISSUERS QUOTED IN THE U.S. OVER-THE-COUNTER MARKETS ARE MET.

(c)	The Consultant represents and warrants that at the time of entry into this Agreement and on the date of the issuance of any Securities that:

(i)	(in addition to resale restrictions imposed under U.S. securities laws, there are additional restrictions on the Consultant’s ability to resell any of the Securities in Canada under applicable provincial securities laws and Multilateral Instrument 51-105 – Issuers Quoted in the U.S. Over the Counter Markets of the Canadian Securities Administrators;

(ii)	the Consultant understands and agrees none of the Securities have been or will be registered under the 1933 Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S under the 1933 Act (“Regulation S”), except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and foreign securities laws;

(iii)	the Consultant is not a U.S. Person (as such term is defined in Regulation S of the 1933 Act) and is not acquiring the Note for the account or benefit of, directly or indirectly, any U.S. Person;

(iv)	the Consultant is outside the United States when receiving and executing this Agreement;

(v)	the Consultant understands and agrees that offers and sales of any of the Securities prior to the expiration of the period specified in Regulation S (such period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the 1933 Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the 1933 Act or an exemption therefrom and in each case only in accordance with applicable state and provincial securities laws;

(vi)	the Consultant acknowledges that it has not acquired the Securities as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S under the 1933 Act) in the United States in respect of any of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Securities; provided, however, that the Consultant may sell or otherwise dispose of any of the Securities pursuant to registration of any of the Securities pursuant to the 1933 Act and any applicable securities laws or under an exemption from such registration requirements and as otherwise provided herein; and

(vii)	hedging transactions involving the Securities may not be conducted unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable securities laws.

3.	Term and Termination

This Agreement will continue indefinitely unless terminated by the Consultant or the Company by giving at least thirty (30) days written notice to the other party.

4.	Confidentiality and Ownership of Intellectual Property

4.1	Confidential Information

(a)	“Confidential Information” means information, whether or not originated by the Consultant, that relates to the business or affairs of the Company, its affiliates, clients or suppliers and is confidential or proprietary to, about or created by the Company, its affiliates, clients, or suppliers.

(b)	All Confidential Information, whether developed by the Consultant at any time while the Consultant was providing the Services to the Company, or by others employed or engaged by or associated with the Company or its affiliates or clients, is the exclusive and confidential property of the Company or its affiliates or clients, as the case may be, and will at all times be regarded, treated and protected as such.

(c)	At all times during and subsequent to the term of this Agreement, the Consultant will not disclose Confidential Information to any person (other than as necessary to carry out the Services or other duties on behalf of the Company) without first obtaining the Company’s consent, and the Consultant will take all reasonable precautions to prevent inadvertent disclosure of any Confidential Information.

(d)	At all times during and subsequent to this Agreement, the Consultant will not use, copy, transfer or destroy any Confidential Information (other than as necessary to perform the Services), without first obtaining the Company’s consent and the Consultant will take all reasonable precautions to prevent inadvertent use, copying, transfer or destruction of any Confidential Information. This prohibition includes, but is not limited to, licensing or otherwise exploiting, directly or indirectly, any products or services that embody or are derived from Confidential Information or exercising judgment or performing analysis based upon knowledge of Confidential Information.

4.2	Intellectual Property

(a)	The Consultant will do all things that may be reasonably necessary or desirable in order to give full effect to the foregoing. If the Consultant’s cooperation is required in order for the Company to obtain or enforce legal protection of the Developments, the Consultant will provide that cooperation so long as the Company pays to the Consultant as the case may be, reasonable compensation for the Consultant’s time at a rate to be agreed between the Consultant and the Company.

5.	Independent Consultant Relationship

5.1	The parties acknowledge and agree that the Consultant is an independent consultant and that:

(a)	the Consultant is not an agent, employee, partner, or joint venturer of the Company; and

(b)	the Consultant has control over the timing and hours of the provision and performance of the Services.

5.2	The Consultant is not precluded from acting in any other capacity for any other person, firm or company provided that it does not conflict with the Consultant’s duties to the Company as set out in this Agreement.

5.3	The Company will not contribute to the Canada Pension Plan or employment insurance, or withhold federal and provincial taxes, or provide any other contributions or benefits to the Consultant, which might be expected in an employer-employee relationship.

5.4	The Consultant represents and warrants that the Consultant has the right to provide the Services required under this Agreement without violation of any obligations owed to others and that all advice, information, and documents given by the Consultant to the Company under this Agreement, may be used fully and freely by the Company, unless otherwise so designated orally or in writing by the Consultant at the time of communication of such information.

6.	General

6.1	This Agreement cancels and supersedes any existing agreement or other arrangement between the parties, and contains the entire agreement and obligation between the parties with respect to its subject matter. No amendment to this Agreement will be valid or effective unless in writing and signed by all the parties.

6.2	Any notice given or required to be given under this Agreement will be in writing and signed by or on behalf of the party giving it. Such notice may be served personally and in either case may be sent by priority post to the addresses of the parties noted on page one of this Agreement, or by fax, email or other electronic transmission. Any notice served personally will be deemed served immediately, and if mailed by priority post will be deemed served seventy two (72) hours after the time of posting, and if by electronic transmission, upon successful transmission.

6.3	If any provision contained in this Agreement is determined to be void or unenforceable for any reason, in whole or in part, it is deemed not to affect or impair the validity of any other provision contained herein and the remaining provisions will remain in full force and effect to the fullest extent permissible by law.

6.4	This Agreement will be governed by and construed in accordance with the laws of the Province of British Columbia and each party submits to the exclusive jurisdiction of the courts of competent jurisdiction in the Province of British Columbia.

6.5	This Agreement will be to the benefit of and be binding on the respective heirs, executors, administrators, successors and permitted assigns of each of the parties.

INTENDING TO BE LEGALLY BOUND, the parties have signed this Consulting Agreement as of the day and year first written above.

BLOX, INC.

Per:        “Ronald Renne”
               Authorized Signatory

SIGNED by Robert Abenante in the presence of: “signed” Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	“Robert Abenante” Robert Abenante